UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 10, 2012

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

The Internal Revenue Service has notified KapStone Paper and Packaging Corporation (“KapStone”) that the Joint Committee on Taxation approved KapStone’s 2007-2009 examination reports as filed. As a result of the finalization of the Internal Revenue Service’s examination, KapStone will reverse in the fourth quarter $63.6 million of gross unrecognized tax benefits and related accrued interest expense related to KapStone’s position on alternative fuel mixture tax credits. Upon reversal of this liability, KapStone’s net income and diluted earnings per share for the fourth quarter of 2011 will reflect an increase of $63.6 million and $1.34, respectively. On January 10, 2012, KapStone issued a press release, a copy of which is attached hereto as Exhibit 99.1 announcing the recording of the $63.6 million tax benefit.

Item 9.01        Financial Statements and Exhibits

99.1                           Press release of KapStone Paper and Packaging Corporation dated January 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2012

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Andrea K. Tarbox
Name: Andrea K. Tarbox
Title: Chief Financial Officer